Exhibit 99.1

CTD Holdings Closes on $2 Million Private Placement

William S. Shanahan, former President of Colgate-Palmolive, joins the Company’s Board of Directors

ALACHUA, FL – (Marketwired) – June 07, 2016 – CTD Holdings, Inc. (OTCQB: CTDH), a biotechnology company that develops cyclodextrin-based products for the treatment of disease, today announced that it closed a private placement of its securities with a group of accredited investors that included several directors of the Company and members of management. Scarsdale Equities acted as the company's financial advisor in the financing. Investors in the private placement purchased eight million units at a price per unit of $0.25. Each unit consisted of one share of common stock and one seven-year warrant to purchase one share of common stock at an exercise price of $0.25.

CTD also announced that immediately following the closing, Mr. William S. Shanahan, the former President of Colgate-Palmolive Company, joined the company’s Board of Directors. Mr. Shanahan was also a participant in the private placement. "We welcome Mr. Shanahan to the Board and anticipate that his vast experience will greatly benefit the Company as it seeks to execute its global growth plan,” said CTD Chairman and CEO N. Scott Fine.

The proceeds of this transaction will support CTD's drug development program of Trappsol (R) Cyclo(TM) in the treatment of Niemann-Pick Type C (NPC), a rare genetic disease which causes neurologic, liver and lung dysfunction and is ultimately fatal.

“The private placement allows us to continue to press forward in our efforts to obtain regulatory approval of Trappsol (R) Cyclo(TM) for the treatment of NPC, a devastating disease for patients and their families,” said Dr. Sharon Hrynkow, CTD's Senior Vice President for Medical Affairs.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About the Company:
CTD Holdings, Inc. is a biotechnology company that develops cyclodextrin-based products for the treatment of disease. The company’s Trappsol(R) Cyclo(TM), an orphan drug designated product in the United States and the EU, is used to treat Niemann-Pick Type C, a rare and fatal genetic disease. Additional indications for the active ingredient in Trappsol(R) Cyclo(TM) are in development. For additional information, visit the company’s website: www.ctd-holdings.com

Safe Harbor Statement:
This press release contains “forward-looking statements” about the company’s current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as “anticipates,” “believes” and “expects” or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the company’s future performance include the company’s ability to obtain additional capital to expand operations as planned, success in achieving regulatory approval for clinical protocols, enrollment of adequate numbers of patients in clinical trials, unforeseen difficulties in showing efficacy of the company’s biopharmaceutical products, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing pharmaceutical grade and food products. These and other risk factors are described from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Forms 10-K and 10-Q. Unless required by law, the company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Contact:
Sitrick And Company
Wendy Tanaka
(415) 369-8447
wtanaka@sitrick.com

Thomas Mulligan
(212) 573-6100, Ext. 395
tmulligan@sitrick.com

Source: CTD Holdings, Inc.